Exhibit 3.1

ARTICLES OF AMENDMENT AND RESTATEMENT
OF
FELCOR LODGING TRUST INCORPORATED

FIRST: FelCor Lodging Trust Incorporated, a Maryland corporation (the “Corporation”), desires to amend and restate its charter.

SECOND: The following provisions are all the provisions of the charter of the Corporation currently in effect and as hereinafter amended, with effect on the date these Articles of Amendment and Restatement are accepted for record by the State Department of Assessment and Taxation of the State of Maryland (the “Effective Date):

ARTICLE I.
NAME

The name of the Corporation is FelCor Lodging Trust Incorporated.

ARTICLE II.
NATURE OF BUSINESS OR PURPOSES

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law.

In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

Without limiting the generality of the foregoing purpose, at such time or times as the Board of Directors determines that it is in the interest of the Corporation and its stockholders that the Corporation engage in the business of, and conduct its business and affairs so as to qualify as, a real estate investment trust (as that phrase is defined in the Internal Revenue Code of 1986, as amended (the “Code”)), the purpose of the Corporation shall include engaging in the business of a real estate investment trust (“REIT”). This reference to such purpose shall not make unlawful or unauthorized any otherwise lawful act or activity that the Corporation may take that is inconsistent with such purpose.

ARTICLE III.
PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the Corporation’s principal office in the State of Maryland is 11 East Chase Street, Baltimore, Maryland 21202. The name and address of its resident agent is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

ARTICLE IV.
CAPITAL STOCK

A.    Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is Two Hundred Twenty Million (220,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock, of the par value of One Cent ($0.01) each, and Twenty Million (20,000,000) shares of Preferred Stock, of the par value of One Cent ($0.01) each, amounting in aggregate par value to Two Million Two Hundred Thousand Dollars ($2,200,000.00)

B.    The following is a description of each class of the capital stock that the Corporation shall have authority to issue, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof to the extent applicable thereto:

Common Stock.

(1)    Dividend Rights. Subject to the rights of any series of Preferred Stock created pursuant to the further provisions of this Section B of this Article and subject to the terms of Article V hereto, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared thereon by the Board of Directors out of funds legally available therefor.

(2)    Voting Rights. Subject to the rights of the holders of any series of Preferred Stock created pursuant to the further provisions of this Section B of this Article, the holders of shares of the Common Stock shall possess all of the voting power of the capital stock of the Corporation and shall have the exclusive right to vote upon, authorize and approve any and all matters which may properly come before the stockholders of the Corporation. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder.

(3)    Rights upon Liquidation. Subject to the rights of any series of Preferred Stock created pursuant to the further provisions of this Section B of this Article and subject to the terms of Article V hereto, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock.

Preferred Stock.

(1)    Subject to the provisions of sections D. and E. of this Article IV, the Board of Directors of the Corporation is hereby authorized and empowered to classify or reclassify, in one or more series, any of the unissued shares of the Preferred Stock of the Corporation by establishing the number of shares of such series and by setting, changing or eliminating any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and condition of redemption of such shares, all of which shall be set forth in articles supplementary to this Charter executed, acknowledged, filed and recorded in the manner required by the Maryland General Corporation Law (“Articles Supplementary”), and as may be permitted by the Maryland General Corporation Law.
(2)    The Board of Directors of the Corporation has previously classified 12,950,000 shares of Preferred Stock as $1.95 Series A Cumulative Convertible Preferred Stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and condition of redemption of which are set forth on Exhibit A attached to this Charter and hereby made a part hereof, and 67,980 shares of Preferred Stock as 8% Series C Cumulative Redeemable Preferred Stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and condition of redemption of which are set forth on Exhibit B attached to this Charter and hereby made a part hereof.

C.    Issuance of Stock. The Board of Directors is hereby authorized and empowered to authorize the issuance by the Corporation from time to time of shares of any class of capital stock of the Corporation, whether now or hereafter authorized, or securities convertible into shares of capital stock of any class or classes, whether now or hereafter authorized, for such consideration and on such terms and conditions as may be deemed advisable by the Board of Directors and without any action by the stockholders.

D.    Restrictions on Transfer; Designation of Shares-in-Trust.

(1)    Definitions. For purposes of this Section D, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) and Section 170(c) of the Code which are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of subsection E.(1) of this Article IV.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Bylaws” shall mean the Bylaws of the Corporation, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Constructive Ownership” shall mean ownership of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

“Equity Stock” shall mean authorized capital stock of the Corporation that is either Preferred Stock or Common Stock and shall include all shares of Preferred Stock or Common Stock that are held as Shares-in-Trust in accordance with the provisions of section E. of this Article IV.

“Market Price” shall mean, on any date and with respect to any Equity Stock, the average of the Closing Price for the five consecutive Trading Days ending on such date. The “Closing Price” shall mean, on any date and with respect to any Equity Stock, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of such Equity Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Equity Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Stock is listed or admitted to trading or, if such Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices of such Equity Stock as furnished by a professional market maker, selected by the Board of Directors of the Company, then making a market in such Equity Stock. “Trading Day” shall mean a day on which the principal national securities exchange on which such Equity Stock is listed or admitted to trading is open for the transaction of business or, if such Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Ownership Limit” shall mean, with respect to each class of Equity Stock of the Corporation outstanding as of any particular time, 9.9% of the total number of such shares of such class of Equity Stock outstanding as of such time.

“Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock.

“Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of subsection E.(5) of this Article IV.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust, association, joint stock company, government or agency or subdivision thereof, charitable organization, or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of subsection D.(3) of this Article IV, would own record title to shares of Equity Stock.

“REIT” shall mean a Real Estate Investment Trust under Section 856 of the Code.

“Restriction Termination Date” shall mean the date on which the Board of Directors and the stockholders of the Corporation determine, in accordance with the provisions of Article VI hereof, that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

“Trust” shall mean any separate trust created pursuant to subsection D.(3) of this Article V and administered in accordance with the terms of section E. of this Article IV, for the exclusive benefit of any Beneficiary.

“Trustee” shall mean any person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

(2)    Restriction on Transfers.

(a)    Except as provided in subsection D.(9) of this Article IV, prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Equity Stock in excess of the Ownership Limit.

(b)    Except as provided in subsections D.(9) and D.(12) of this Article IV, prior to the Restriction Termination date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

(c)    Notwithstanding any other provision herein, except for subsection D.(12) of this Article IV, prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Equity Stock being directly or indirectly owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio in its entirety; and the intended transferee shall acquire no rights in such shares of Equity Stock.

(d)    Notwithstanding any other provision herein, except for subsection D.(12) of this Article IV, prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

(e)    Notwithstanding any other provision herein, except for subsection D.(12) of this Article IV, prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation Constructively Owning 10% or more of the ownership interests in any tenant or subtenant of the Corporation’s real property (including the real property held by FelCor Suites Limited Partnership and any other partnership in which the Corporation owns an interest), within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock in excess of the number that could have been Transferred without such result; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

(f)    Notwithstanding any other provision herein, except for subsection D.(12) of this Article IV, prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer of that number of shares of Equity Stock in excess of the number that could have been Transferred without such result; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

        (3)    Transfer in Trust.

(a)    If, notwithstanding the other provision contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Equity Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in subsection D.(9) of this Article IV, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit; and (ii) such number of shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of section E. of this Article IV, transferred automatically and by operation of law to and held in a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Non-Transfer Event, as the case may be.

(b)    If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation either to become “closely held” within the meaning of Section 856(h) of the Code, to Constructively Own 10% or more of the ownership interests in any tenant or subtenant of the Corporation’s real property (including the real property held by FelCor Suites Limited Partnership and any other partnership in which the Corporation owns an interest) within the meaning of Section 856(d)(2)(B) of the Code, or otherwise to fail to qualify as a REIT (other than as a result of a violation of the requirement, contained in Section 856 (a)(5) of the Code, that a REIT have at least 100 shareholders), then (i) the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would cause the Corporation either to be “closely held” within the meaning of Section 856(h) of the Code, to violate the 10% limitation of Section 856(d)(2)(B) of the Code or otherwise to fail to qualify as a REIT (other than as a result of a violation of the 100 shareholder requirement of Section 865(a)(5) of the Code; and (ii) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of section E. of this Article IV, transferred automatically and by operation of law to a Trust to be held therein in accordance with that section E. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day next preceding the date of the Transfer or Non-Transfer Event, as the case may be.

(4)    Remedies for Breach. If the Corporation or its designees at any time shall determine in good faith that a Transfer has taken place in violation of subsection D.(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of subsection D.(2) of this Article IV, the Board of Directors shall be authorized and empowered to take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

(5)    Notice of Restricted Transfer. Any Person who attempts to acquire or acquires shares of Equity Stock in violation of subsection D.(2) of this Article IV, or any Person who holds record title to any shares of Equity Stock that were transferred to a Trust pursuant to the provisions of subsection D.(3) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such purported Transfer or the Non-Transfer Event, as the case may be, on the Corporation’s status as a REIT.

(6)    Owners Required to Provide Information. Prior to the Restriction Termination Date:

(a)    Each person who is a Beneficial Owner or Constructive Owner of more than 5% (or such lower percentage as may be required pursuant to the Code or regulations issued under the Code) of the outstanding Equity Stock of the Corporation shall, no later than

January 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit.

(b)    Each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including a stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation, promptly following any request therefor, such information as the Corporation may deem necessary in order to determine the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit.

(7)    Remedies Not Limited. Except for the provisions of subsection D(12), nothing contained in this Article IV shall limit the authority of the Board of Directors to take any and all lawful actions, whether or not specifically set forth herein, as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preserving the Corporation’s status as a REIT and by ensuring compliance with the Ownership Limit.

(8)    Ambiguity. In the case of an ambiguity in the application of any of the provisions of sections D. or E., including but not limited to any definition contained in subsection D.(1), of this Article IV, the Board of Directors shall have the power to finally resolve such ambiguity and interpret the provisions hereof with respect to any situation, based on the facts known to it.

(9)    Exception. The ownership limitations set forth in subsections D.(2) and/or D.(3) of this Article IV shall not apply to the acquisition of shares of Equity Stock of the Corporation by an underwriter in a public offering of those shares or in any transaction involving the issuance of shares of Equity Stock by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring those shares will timely distribute those shares to or among others so that, following such distribution, the ownership of those shares will not be in violation of subsections D.(2) and/or D.(3) of this Article IV. The Board of Directors, in the exercise of its sole and absolute discretion, may exempt from the operation of subsections D.(2) and/or D.(3) of this Article IV certain specified shares of Equity Stock of the Corporation proposed to be transferred to, and/or owned by, a person who has provided the Board of Directors with such evidence, undertakings and assurances as the Board of Directors may require that such transfer to, and/or ownership by, such person of the specified shares will not prevent the continued qualification of the Corporation as a REIT under the Code and the regulations issued under the Code. The Board of Directors may, but shall not be required, to condition the grant of any such exemption upon the obtaining of an opinion of counsel, a ruling from the Internal Revenue Service or such other assurances as the Board of Directors shall deem to be satisfactory.

(10)    Legend. Each certificate for Equity Stock, in addition to any other legend that may be placed thereon, shall bear the following legend:

“The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of maintaining the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may at any time (1) Beneficially Own or Constructively Own shares of any class of Equity Stock in excess of 9.9% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the total number of shares of such class of Equity Stock outstanding as of such time; (2) Beneficially Own Equity Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code; or (3) Constructively Own Equity Stock which would result in the Corporation Constructively Owning 10% or more of the ownership interests in any tenant or subtenant of the Corporation’s real property (including the real property held by FelCor Suites Limited Partnership and any other partnership in which the Corporation owns an interest), within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings assigned to them in the Corporation’s Charter, as the same may be further amended from time to time. The shares of Equity Stock represented by this certificate are subject to all of the provisions of the Charter and Bylaws of the Corporation, each as amended from time to time, to all of which the holder, by acceptance hereof, assents.

The Corporation will furnish to any stockholder, upon request and without charge, a copy of its Charter and Bylaws, and all amendments thereto, setting forth the restrictions on transfer and a statement of (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, (ii) the differences in the relative rights and preferences between the shares of each series of each class of the stock which the Corporation is authorized to issue to the extent they have been set by the Board of Directors and (iii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series of stock of the Corporation.”

(11)    Severability. If any provision of this Article IV of any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(12)    New York Stock Exchange Transaction. Nothing in this amended and restated Charter shall prohibit the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The immediately preceding sentence shall not limit the authority of the Board of Directors to take any and all actions it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of the New York Stock Exchange.

E.    Shares-in-Trust.

(1)    Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to subsection D.(3) of this Article IV shall be held by the Trustee for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary or beneficiaries of each Trust within five (5) business days after receipt of written notice of the existence thereof. Any transfer to a Trust and designation of shares of Equity Stock as Shares-in-Trust, pursuant to subsection D.(3) of this Article IV, shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Non-Transfer Event that results in the transfer to such Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee, in accordance with the provisions of subsection E.(5) of this Article IV, such Shares-in-Trust shall be released from the Trust and cease to be designated as Shares-in-Trust.

(2)    Dividend Rights. The Trustee, as the record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all lawful measures that the Board of Directors determines to be reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of subsection D.(3) of this Article IV, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation’s receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(3)    Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each Trustee of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of Equity Stock. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this subsection E.(3) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity

Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

(4)    Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the shares of Equity Stock under subsection E.(3) of this Article IV, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

(5)    Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As soon as reasonably practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate one or more Persons as Permitted Transferees, provided, however, that (i) each such Permitted Transferee so designated shall purchase for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) each such Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of the Equity Stock so acquired as Shares-in-Trust pursuant to the provisions of subsection D.(3) of this Article IV. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subsection E.(5), the Trustee of a Trust shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the permitted Transferee; (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock; and (iii) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making payment to the Prohibited Owner of the amount determined pursuant to subsection E.(6) of this Article IV.

(6)    Compensation to Record Holder of Shares of Equity Stock that Become Shares-In-Trust. Any Prohibited Owner shall be entitled (after giving written notice to the Corporation of the existence of Shares-in-Trust and following the designation of the Permitted Transferee in accordance with subsection D.(5) of this Article IV) to receive from the Trustee, in respect of such Shares-in-Trust, the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to a Trust, the price per share, if any, such Prohibited Owner paid for the Equity Stock, or (b) a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer or (ii) the price per share received by the Trustee of the Trust from the sale or other disposition of such Shares-in-Trust in accordance with subsection E.(5) of this Article IV. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid to the Prohibited Owner pursuant to this subsection E.(6) shall be distributed to the Beneficiary in accordance with the provisions of subsection E.(5) of this Article IV. Each Beneficiary and Prohibited Owner waive any and all claims that it may have against the Trustee and the Corporation arising out of the transfer of any Equity Stock to a Trust, the designation of any Equity Stock as Shares-in-Trust and the disposition of any Shares- in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with section E. of this Article IV by, such Trustee or the Corporation.

(7)    Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such shares being designated as Shares-in-Trust (or, in the case of devise, gift or Non- Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (A) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (B) the date the Corporation determines in good faith that a purported Transfer or Non-Transfer Event resulting in the designation of any Equity Stock as Shares-in-Trust has occurred, if the Corporation does not receive a written notice of such purported Transfer or Non-Transfer Event pursuant to subsection D.(5) of this Article IV.

F.    Preemptive Rights. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class or series of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes or series of stock or other securities at the time outstanding.

G.    Amendment of this Article. Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be permitted by law, this Charter or the Bylaws of the Corporation), no provision of sections D., E. or G. of this Article IV shall be amended, altered, changed or repealed unless such amendment, alteration, change, or repeal shall have been advised and adopted by the affirmative vote of a majority of the members of the Board of Directors and adopted by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote on such matter, voting together as a single class.

ARTICLE V.
DIRECTORS

A.    Number. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than three (3) nor more than nine (9) directors,

unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least 80% of the members of the Board of Directors; provided, however, that in no event shall the number of directors be less than the minimum number required by the Maryland General Corporation Law and provided further that so long as the number of stockholders of the Corporation shall be less than three, the number of directors may be less than three but not less than the number of stockholders.

B.    Removal. Any director or the entire Board of Directors may be removed by the holders of a majority of the shares entitled to vote at an election of directors; provided, however, any such removal shall be for cause; and provided, further, that if stockholders of any class of the capital stock of the Corporation are entitled separately to elect one or more directors, such directors may not be removed except by the affirmative vote of a majority of all of the shares of such class or series entitled to vote for such directors.

C.    Vacancies. Except with respect to any directors who have been or may be elected separately by the holders of Preferred Stock as provided for in the Charter or in any Articles Supplementary, should a vacancy in the Board of Directors occur or be created (whether as a result of the death, retirement, resignation or removal from office of one or more directors or an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors. Any director so elected by the remaining directors to fill a vacancy may qualify as an Independent Director (as hereinafter defined) only if such director has received the affirmative vote of at least a majority of the remaining Independent Directors, if any.

D.    Independent Directors. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, retirement, resignation or removal from office of a director prior to the expiration of the director’s term of office), a majority of the Board of Directors shall be comprised of “Independent Directors,” being persons who are not officers or employees of the Corporation or “Affiliates” of (1) any advisor to the Corporation under an advisory agreement, (2) any lessee or contract manager of any property of the Corporation, any subsidiary of the Corporation or any partnership which is an Affiliate of the Corporation.

For purposes of this subsection D., an “Affiliate” of a person shall mean (1) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (2) any other person that beneficially owns, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (3) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). For purposes of the definition of Affiliate herein, (a) the term “person” shall mean and include individuals, corporations, limited liability companies, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof and (b) the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

E.    Ballots not Required. Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

F.    Amendment of this Article. Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be permitted by law, this Charter or the Bylaws of the Corporation), the provisions of this Article V shall not be amended, altered, changed or repealed unless such amendment, alteration, change, or repeal shall have been advised and approved by the affirmative vote of at least 80% of the members of the Board of Directors and approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote on such matter, voting together as a single class.

ARTICLE VI.
REIT STATUS

The Corporation shall seek to elect and maintain its status as a REIT under the Code. It shall be the duty of the Board of Directors to take such actions as are permitted by law and as it may deem necessary or advisable to cause the Corporation to satisfy the requirements for qualification as a REIT under the Code, including, but not limited to, the requirements relating to the ownership of its outstanding capital stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders. The Board of Directors shall take no affirmative action to cause the Corporation not to qualify as a REIT or to otherwise revoke the Corporation’s election to be taxed as a REIT without the affirmative vote of the holders of 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote on such matter.

ARTICLE VII.
REGISTERED HOLDERS OF SHARES

Except as may be otherwise provided by applicable law, the Corporation shall be entitled to treat the registered holder of any shares of capital stock of the Corporation as the owner of such shares and of all rights derived from or relating to such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term “person”, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the interest of such person.

ARTICLE VIII.
POWERS OF DIRECTORS; BYLAWS

All of the powers of the Corporation, insofar as the same may be lawfully vested by this Charter in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors shall, in addition to those powers specifically conferred upon the Board of Directors as set forth herein, possess the following powers:

(1)    The Board of Directors shall, in connection with the exercise of its business judgment involving a Business Combination (as defined in Section 3-601 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland) or any actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to its stockholders, give due consideration to all relevant factors, including, but not limited to (A) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the employees, customers of, and other dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical and current operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (E) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; and (H) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity. If the Board of Directors determines that any proposed Business Combination (as defined in Section 3-601 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland) or actual or proposed transaction which would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

(2)    The Board of Directors shall have the sole and exclusive power and authority to make, alter or repeal the Bylaws of the Corporation.

The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited to, or restricted by reference to or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

ARTICLE IX.
INDEMNIFICATION; LIMITATION OF LIABILITY

A.    Power to Indemnify. The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted from time to time by the Maryland General Corporation Law, as the same exists or may be hereafter amended or reenacted.

B.    Obligation to Provide Indemnification. The Corporation, to the fullest extent permitted by the Maryland General Corporation Law as the same exists or may hereafter be amended or reenacted, shall indemnify, and advance expenses on behalf of, any and all persons who it shall have the power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law and, in addition thereto, shall indemnify, and advance expenses on behalf of, all such persons to the extent permitted under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action by any such person in his director or officer capacity and as to action in another capacity while holding any such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

C.    Limitation of Liability. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE X.
BUSINESS COMBINATIONS

The provisions of Section 3-602 of Title 3 of the Corporations and Associations Article of the Annotated Code of the State of Maryland, as the same may be amended or reenacted, or any successor statute thereto, shall not apply to any Business Combination (as defined in Section 3-601 of Title 3 of the Corporations and Associations Article of the Annotated Code of the State of

Maryland) involving the Corporation and Thomas J. Corcoran, Jr. (or any present or future affiliates or associates of Mr. Corcoran or other person acting in concert or as a group with him).

ARTICLE XI.
CONTROL SHARES

The provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law entitled “Voting Rights of Certain Control Shares,” as amended or reenacted from time to time, or any successor statute thereto, shall not apply to any existing or future type or class of the capital stock of the Corporation.

ARTICLE XII.
REDUCED PERCENTAGE OF VOTES REQUIRED TO
APPROVE CERTAIN CORPORATE ACTIONS

Except as may be otherwise provided in the Charter of the Corporation, notwithstanding any provision of law which may be applicable to the Corporation which purports to require for any purpose the affirmative vote of a greater proportion than a majority of all other votes entitled to be cast on a particular matter by the holders of capital stock of the Corporation, the affirmative vote of a majority of the votes entitled to be cast on any matter upon which the holders of shares of the capital stock of the Corporation shall be entitled to vote shall be, subject to the due authorization, approval or advice or the Board of Directors, valid, sufficient and effective to approve or authorize any such matter.

ARTICLE XIII.
AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XIV.
BOARD RESOLUTION

Under the power set forth in Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), the Corporation, by resolution of the Board of Directors duly adopted on October 29, 2013, has elected to become subject to Section 3-804(c) of the MGCL, in order that, subject to any rights to elect one or more directors conferred or holders of a class or series of preferred stock, each vacancy on the board of directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

THIRD: The amendment and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The name and address of the Corporation’s current resident agent and the current address of the principal office of the Corporation are as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The current number of directors of the Corporation is ten (10), and the names of those currently in office are as follows:

Glenn A. Carlin
Thomas J. Corcoran, Jr.
Robert F. Cotter
Christopher J. Hartung
Thomas C. Hendrick
Charles A. Ledsinger, Jr.
Robert H. Lutz, Jr.
Robert A. Mathewson
Mark D. Rozells
Richard A. Smith

SIXTH: The total number of shares of stock that the Corporation had authority to issue immediately prior to the foregoing amendment and restatement, the number of shares of each class or series thereof, and the aggregate par value of all shares of stock of the Corporation having par value were not changed by the amendments set forth in the forgoing amendment and restatement of the charter of the Corporation.

SEVENTH: The undersigned Executive Vice President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Executive Vice President on May 19, 2015.

ATTEST:                    FELCOR LODGING TRUST INCORPORATED

s/ Larry J. Mundy            By:     s/ Jonathan H. Yellen
Assistant Secretary                Executive Vice President

EXHIBIT A

$1.95 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

A description of the $1.95 Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”), including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set or changed by the Board of Directors of the Company is as follows:

Section 1.    NUMBER OF SHARES AND DESIGNATION. This series of preferred stock shall be designated as Series A Cumulative Convertible Preferred Stock, and 12,950,000 shall be the number of shares of preferred stock constituting of such series.

Section 2.     DEFINITIONS. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

“Act” shall have the meaning set forth in paragraph (g) of Section 5 hereof.

“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Texas or New York are not required to be open.

“Call Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

“Constituent Person” shall have the meaning set forth in paragraph (e) of Section 7 hereof.

“Conversion Price” shall mean the conversion price per share of Common Stock for which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7. The initial conversion price shall be $32.25 (equivalent to a conversion rate of 0.7752 shares of Common Stock for each share of Series A Preferred Stock).

“Current Market Price” of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if not sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over the counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Board of Directors.

“Dividend Payment Date” shall mean the last calendar day of January, April, July and October in each year, commencing on July 31, 1996; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

“Dividend Periods” shall mean quarterly dividend periods commencing January 1, March 1, June 1 and September 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period), which shall commence on May 6, 1996 and end on and include June 30, 1996.

“Fair Market Value” shall mean the average of the daily Current Market Prices of a share of Common Stock during the five (5) consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex” date with respect to the issuance or distribution requiring such computation. The term “‘ex’ date,” when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s current Market Price.

“Issue Date” shall mean the date on which the Company first issues a share of Series A Preferred Stock.

“Junior Stock” shall mean the Common Stock and any other class or series of shares of the Company over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

“Non-Electing Share” shall have the meaning set forth in paragraph (e) of Section 7 hereof.

“Parity Stock” shall have the meaning set forth in paragraph (b) of Section 8 hereof.

“Permitted Common Stock Cash Distributions” means cash dividends and distributions paid after December 31, 1995, not in excess of the Company’s cumulative undistributed net earnings at December 31, 1995, plus the cumulative amount of funds from operations, as determined by the Board of Directors on a basis consistent with the financial reporting practices of the Company, after December 31, 1995, minus the cumulative amount of dividends accrued or paid on the Series A Preferred Stock or any other class of Preferred Stock after January 1, 1996.

“Person” shall mean any individual, partnership, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Press Release” shall have the meaning set forth in paragraph (b) of Section 5 hereof.

“Securities” shall have the meaning set forth in paragraph (d) (iii) of Section 7 hereof.

“Series A Preferred Stock” shall have the meaning set forth in the Recitals hereof.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Company; provided, however, that if any funds for a class or series of Junior Stock or any class or series of stock ranking on a parity with the Series A Preferred Stock as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Trading Day” shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading of any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

“Transaction” shall have the meaning set forth in paragraph (e) of Section 7 hereof.

“Transfer Agent” means SunTrust Bank, Atlanta, Georgia, or such other agent or agents of the Company as may be designated by the Board of Directors or their designee as the transfer agent for the Series A Preferred Stock.

“Voting Preferred Stock” shall have the meaning set forth in Section 9(a) hereof.

Section 3.    DIVIDENDS.

(a)The Holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash in an amount per share of Series A Preferred Stock equal to the greater of $1.95 per annum or the cash distributions declared or paid for the corresponding period (determined on each Dividend Payment Date) on the number of shares of Common Stock, or portion thereof, into which a share of Series A Preferred Stock is convertible (under Section 7 hereof). Such dividends shall be cumulative from May 6, 1996, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Company at the close of business on such record dates, not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(b)The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of the Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

(c)So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Stock.

(d)So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly (except by conversion into or exchange for Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other Parity Stock of the Company shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Stock. Notwithstanding the foregoing limitations, the Company may at any time acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a REIT.

Section 4.    LIQUIDATION PREFERENCE.

(a)    In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series A Preferred Stock shall be entitled to receive twenty-five dollars ($25.00) per share of Series A Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more corporations, (ii) a sale or transfer of all or substantially all of the Company’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

(b)    Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

Section 5.    REDEMPTION AT THE OPTION OF THE COMPANY.

(a)The Series A Preferred Stock shall not be redeemable by the Company prior to April 30, 2001. On and after April 30, 2001, the Company, at its option, may redeem the shares of Series A Preferred Stock in whole or in part, as set forth herein, subject to the provisions described below.

(b)The Series A Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at any time, only if for 20 Trading Days, within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Common Stock on each of such 20 Trading Days equals or exceeds the Conversion Price in effect on such Trading Day. In order to exercise its redemption option, the Company must issue a press release announcing the redemption (the “Press Release”) prior to the opening of business on the second Trading Day after the condition in the preceding sentence has, from time to time, been met. The Company may not issue a Press Release prior to April 30, 2001. The Press Release shall announce the redemption and set forth the number of shares of Series A Preferred Stock which the Company intends to redeem. The Call Date shall be selected by the Company, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Corporation issues the Press Release.

(c)Upon redemption of Series A Preferred Stock by the Corporation on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the “Call Date”), each share of Series A Preferred Stock so redeemed shall, at the option of the Company (i) be converted into a number of shares of Common Stock equal to the liquidation preference (excluding any accrued and unpaid dividends) of the shares of Series A Preferred Stock being redeemed divided by the Conversion Price as of the opening of business on the Call Date or (ii) be redeemed in cash at a price per share equal the aggregate market value (determined as of the date of the notice of redemption) of the number of shares of Common Stock into which the Series A Preferred Stock is then convertible divided by the then current Conversion Price.

Upon any redemption of Series A Preferred Stock, the Company shall pay any accrued and unpaid dividends in arrears for any full Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock called for redemption or on the shares of Common Stock issued upon such redemption.

(d)If full cumulative dividends on the Series A Preferred Stock and any other class or series of Parity Stock of the Company have not been paid or declared and set apart for payment, the Series A Preferred Stock may not be redeemed in part and the Company may not purchase or acquire shares of Series A Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock.

(e)If the Company shall redeem shares of Series A Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given not more than four Business Days after the date on which the Corporation issues the Press Release to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the stock records of the Company, or by publication in THE WALL STREET JOURNAL or THE NEW YORK TIMES, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Company elects to provide such notice of publication, it shall also promptly mail notice of such redemption to the holders of the Series A Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date: (2) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the number of shares of Common Stock to be issued, or the cash redemption price, as the case may be, with respect to each share of Series A Preferred Stock; (4) the place or places at which certificates for such shares are to be surrendered for certificates representing shares of Common Stock; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Company shall fail to make available a number of shares of Common Stock or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Company shall cease (except the rights to receive the shares of Common Stock and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required to receive any dividends payable thereon). The Company’s obligation to provide shares of Common Stock and cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, shares of Common Stock and/or any cash necessary for such redemption, in trust, with irrevocable instructions that such shares of Common Stock and/or cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. At the close of business on the Call Date, each holder of Series A Preferred Stock to be redeemed pursuant to Section 5(c)(i) (unless the Company defaults in the delivery of the shares of Common Stock or cash payable on such Call Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such Series A Preferred Stock is to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series A Preferred Stock. No interest shall accrue for the benefit of the holders of Series A Preferred Stock to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for certificates of shares of Common Stock and any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determine by the Company in its sole discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

(f)No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon redemption of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of Series A Preferred Stock, the Company shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the Call Date. If more than one share shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable, or cash paid, upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

(g)The Company covenants that any shares of Common Stock issued upon redemption of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable. The Company shall endeavor to list the shares of Common Stock required to be delivered upon redemption to the Series A Preferred Stock, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

The Company shall endeavor to take any action necessary to ensure that any shares of Common Stock issued upon the redemption of Series A Preferred Stock are freely transferable and not subject to any resale restrictions under the Securities Act of 1933, as amended (the “Act”), of any applicable state securities or blue sky laws (other than any shares of Common Stock issued upon redemption of any Series A Preferred Stock which are held by an “affiliate” (as defined in Rule 144 under the Act) of the Company). Notwithstanding the foregoing limitations, the Company may at any time acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a REIT.

Section 6.    SHARES TO BE RETIRED.

All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series. The Company may also retire any unissued shares of Series A Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.    CONVERSION.

Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares in to shares of Common Stock, as follows:

(a)Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series A Preferred Stock shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable shares of Common Stock obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends) of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph or paragraph (b) of this Section 7) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 7, paragraph (b); provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the Call Date fixed for such redemption, unless the Company shall default in making payment of the shares of Common Stock and any cash payable upon such redemption under Section 5 hereof.

(b)In order to exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent; accompanied by written notice to the Company that the holder thereof elects to convert such Series A Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid).

Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such shares of Series A Preferred Stock being entitled to such dividend on the Dividend Payment Date) must be accompanied by a payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Company on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 7, and any factional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which certificates for shares of Series A Preferred Stock shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Company.

(c)No fractional shares of scrip representing of shares of Common Stock shall be issued upon conversion of the Shares A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series A

Preferred Stock, the Company shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

(d)The Conversion Price shall be adjusted from time to time as follows:

(i)    If the Company shall after the Issue Date (A) pay a dividend or make a distribution of its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the following day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii)    If the Company shall, after the Issue Date, issue rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sums of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Company from the exercise of such rights or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sums of (A) the number of Shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) on the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Fair Market Value, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights warrants, the value of such consideration, if other than cash, to be determined by the Chief Executive Officer or the Board of Directors.

(iii)    If the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidence of its indebtedness or assets (excluding Permitted Common Stock Cash Distributions) or rights warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the “Securities”), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Chief Executive Officer or the Board of Directors, whose determination shall be conclusive), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of the Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this clause (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series A Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this clause (iii); provided that on the date, if any, on which a person converting a share of Series A Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted ass provided in this clause (iii) and such day shall be deemed to be “the date fixed for the determination of the stockholders entitled to receive such distribution” and “the record date” within the meaning of the two preceding sentences.

(iv)    No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subparagraph (iv) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 7, the Company shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the

Company and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution or other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

(e)    If the Company shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of Common Stock, sale of all or substantially all of the Company’s assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivables upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind of amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock of the Company held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-election shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock that will contain provisions enabling the holders of the Series A Preferred Stock that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of the paragraph (e) shall similarly apply to successive Transactions.

(f)    If:

(i)    the Company shall declare a dividend (or any other distribution) on the Common Stock (other than Permitted Common Stock Cash Distributions); or

(ii)    the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

(iii)    there shall be any reclassification of the Common Stock (other than any event to which subparagraph (d)(i) of this Section 7 applies) or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or a statutory share exchange, or self tender offer by the Company for all or substantially all of its outstanding shares of Common Stock or the sale or transfer of all substantially all of the assets of the Company as an entity; or

(iv)    there shall occur the involuntary liquidation, dissolution or winding up of the Company,

then the Company shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Service A Preferred Stock at their addresses as shown on the stock records of the Company, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice of any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

(g)    Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at such holder’s last address as shown on the stock records of the Company.

(h)    In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

(i)    There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

(j)    If the Company shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

(k)    The Company covenants that it will at all times reserve and keep available, free form preemptive rights, out the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this paragraph (k), the number of shares of Common Stock shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

The Company covenants that any shares of Common Stock issued upon the conversion of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable.

The Company shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

(l)    The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

Section 8.    RANKING. Any class or series of stock of the Company shall be deemed to rank:

(a)prior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

(b)on a parity with the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Stock”); the Series A Preferred Stock and the Series B Preferred Stock shall be Parity Stock with respect to the Series A Preferred Stock; and

(c)junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series.

Section 9.    VOTING.

(a)If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Stock) and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other series of Parity Stock (any such other series, the “Voting Preferred Stock”), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock and the Voting Preferred Stock, the secretary of the Company may, and upon the written request of any holder of Series A Preferred Stock (addressed to the secretary at the principal office of the corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then- remaining director elected by the holders of the Series A Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

(b)So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series A Preferred Stock and the Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, at any meeting called for the purpose, shall be necessary for effecting or validation:

(i)    Any amendment, alteration or repeal of any of the provisions of this Exhibit A to the Charter that materially adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Stock or the Voting Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount, of any Junior Stock or any shares of any class ranking on a parity with the Series A Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Stock, and provided, further, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights of preferences of the Series A Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of least 66 2/3% of the votes entitled to be cast by holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series A Preferred Stock and the Voting Preferred Stock which otherwise would be entitled to vote in accordance herewith; or

(ii)    The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends; provided, however, that no such vote of the holders of Series A Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares of convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding.

For purposes of the foregoing provisions of this Section 9, each share of Series A Preferred Stock shall have one (1) vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

Section 10.    RECORD HOLDERS. The Company and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

EXHIBIT B

8% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

A description of the 8% Series C Cumulative Redeemable Preferred Stock, including the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set or changed by the Board of Directors of the Company, or the Pricing Committee thereof, is as follows:

Section 1.    Number of Shares and Designation. This series of Preferred Stock shall be designated as 8% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), and 67,980 shall be the number of shares of Preferred Stock constituting such series.

Section 2.    Definitions. For purposes of the Series C Preferred Stock, the following terms shall have the meanings indicated:

(a)“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C Preferred Stock.

(b)“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in Texas or New York are not required to be open.

(c)“Call Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.

(d)“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

(e)“Dividend Payment Date” shall mean the last calendar day of January, April, July and October, in each year, commencing on July 31, 2005; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

(f)“Dividend Periods” shall mean quarterly dividend periods commencing February 1, May 1, August 1, and November 1, of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period), which shall commence on April 7, 2005 and end on and include July 31, 2005).

(g)“Issue Date” shall mean the date, from time to time, on which the Company issues a share of Series C Preferred Stock.

(h)“Junior Stock” shall mean the Common Stock and any other class or series of shares of the Company capital stock now or hereafter issued and outstanding that rank junior to the Series C Preferred Stock as to payment of dividends or amount upon any liquidation, dissolution or winding up of the Company.

(i)“Parity Stock” shall have the meaning set forth in paragraph (b) of Section 8 hereof.

(j)“Series A Preferred Stock” shall mean the Company’s $1.95 Series A Cumulative Convertible Preferred Stock.

(k)    “Series C Preferred Stock” shall have the meaning set forth in Section 1 hereof

(l)    “set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Company; provided, however, that if any funds for a class or series of Junior Stock or any class or series of stock ranking on a parity with the Series C Preferred Stock as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series C Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

(m)    “Transfer Agent” means SunTrust Bank, or such other agent or agents of the Company as may be designated by the Board of Directors or their designee as the transfer agent for the Series C Preferred Stock.

(n)    “Voting Preferred Stock” shall have the meaning set forth in Section 9(a) hereof.

Section 3.    Dividends.

(a)The Holders of shares of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends payable in cash in an amount per share of Series C Preferred Stock equal to 8% of the liquidation preference per year. Such dividends shall be cumulative from the Issue Date of such shares, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are authorized, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Company at the close of business on such record dates, not more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(b)The amount of dividends payable for each full Dividend Period for the Series C Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

(c)So long as any shares of the Series C Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series C Preferred Stock and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series C Preferred Stock and accrued and unpaid on such Parity Stock.

(d)So long as any shares of the Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock, nor shall Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly, unless in each case (i) the full cumulative dividends on all outstanding shares of the Series C Preferred Stock and any other Parity Stock of the Company shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to such Parity Stock. Notwithstanding the foregoing limitations, the Company may at any time acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a real estate investment trust (“REIT”).

Section 4.    Liquidation Preference.

(a)In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of the shares of Series C Preferred Stock shall be entitled to receive two thousand five hundred dollars ($2,500.00) per share of Series C Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of Series C Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more corporations, (ii) a sale or transfer of all or substantially all of the Company’s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

(b)Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series C Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series C Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

Section 5.    Redemption at the Option of the Company.

(a)The Series C Preferred Stock shall not be redeemable by the Company prior to April 7, 2010. On and after April 7, 2010, the Company, at its option, may redeem the shares of Series C Preferred Stock in whole or in part, as set forth herein, subject to the provisions described below.

(b)The Series C Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior written notice. In order to exercise its redemption option, the Company must issue a press release announcing the redemption (the “Press Release”). The Company may not issue a Press Release prior to April 7, 2010. The Press Release shall announce the redemption and set forth the number of shares of Series C Preferred Stock which the Company intends to redeem. The Call Date shall be selected by the Company, shall be specified in the notice of redemption and, subject to the provisions of Section 5(e) below, shall be not less than 30 days or more than 60 days after the date on which the Company issues the Press Release.

(c)Upon redemption of Series C Preferred Stock by the Company on the date specified in the notice to holders required under subparagraph (e) of this Section 5 (the “Call Date”), each share of Series C Preferred Stock to be redeemed shall be redeemed in cash at a price per share equal to $2,500.00 per share, plus all accrued and unpaid distributions thereon to the Call Date, without interest, to the extent that the Company has funds legally available therefor. The redemption price of the Series C Preferred Stock may be paid from any source. Dividends payable on the shares of Series C Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(d)If full cumulative dividends on the Series C Preferred Stock and any other class or series of Parity Stock of the Company have not been paid or declared and set apart for payment, the Series C Preferred Stock may not be redeemed in part and the Company may not purchase or acquire shares of Series C Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series C Preferred Stock.

(e)If the Company shall redeem shares of Series C Preferred Stock pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to the record holders of the Series C Preferred Stock by the Company not less than 30 days nor more than 60 days before the Call Date. Such notice shall be provided by first class mail, postage prepaid, at such holder’s address as the same appears on the stock records of the Company, or by publication in THE WALL STREET JOURNAL or THE NEW YORK TIMES, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Company elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series C Preferred Stock to be redeemed. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Call Date: (2) the number of shares of Series C Preferred Stock to be redeemed from such holder; (3) the redemption price; (4) the place or places where the Series C Preferred Stock is to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Call Date (unless the Company shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Preferred Stock of the Company shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates). The Company’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, The City of New York and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, any cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series C Preferred Stock so called for redemption. At the close of business on the Call Date, each share Series C Preferred Stock to be redeemed pursuant to Section 5(a) (unless the Company defaults in the delivery of the cash payable on such Call Date) shall be deemed to be no longer outstanding regardless of whether such holder has surrendered the certificates representing the Series C Preferred Stock. No interest shall accrue for the benefit of the holders of Series C Preferred Stock to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date (together with any interest or other earnings accrued thereon) shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash, and shall have no right to interest from and after the Call Date.

As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Series C Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the shares of Series C Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

(f)Notwithstanding the foregoing, the Company may at any time acquire shares of its capital stock, without regard to rank, for the purpose of preserving its status as a REIT, for purposes of an employee benefit plan of the Company, or in accordance with the conversion or redemption provisions of any class of Preferred Stock ranking on parity with or senior to the Series C Preferred Stock.

(g)The procedures for redeeming any depositary receipts evidencing fractional interests in the Series C Preferred Stock shall be substantially the same as the procedures for redeeming the Series C Preferred Stock contained in this Section 5 except that the depositary agent that issued the depositary receipts being redeemed may act on behalf of the Company.

Section 6.    Shares to be Retired.

All shares of Series C Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series. The Company may also retire any unissued shares of Series C Preferred Stock, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

Section 7.    Conversion.

Holders of shares of Series C Preferred Stock shall have no conversion rights.

Section 8.    Ranking.

Any class or series of stock of the Company shall be deemed to rank:

(a)prior to the Series C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Stock;

(b)on a parity with the Series C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series C Preferred Stock, if the holders of such class or series of stock and the Series C Preferred Stock shall be entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (“Parity Stock”); the Series A Preferred Stock shall be Parity Stock with respect to the Series C Preferred Stock; and

(c)junior to the Series C Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series C Preferred Stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series of stock.

Section 9.    Voting.

(a)    If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Stock) and the holders of shares of Series C Preferred Stock, together with the holders of shares of every other series of Parity Stock similarly entitled to vote (any such other series, the “Voting Preferred Stock”), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock and the Voting Preferred Stock called as hereinafter provided. Whenever all arrearage dividends on the Series C Preferred Stock and the Voting Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock and the Voting Preferred Stock to elect such additional two directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in six quarterly dividends), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock and the Voting Preferred Stock shall forthwith terminate and the number of members of the Board of Directors shall be automatically reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series C Preferred Stock and the Voting Preferred Stock, the secretary of the Company may, and upon the written request of any holder of Series C Preferred Stock or any holder of depositary receipts evidencing a fractional interest in the Series C Preferred Stock (addressed to the secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series C Preferred Stock and the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series C Preferred Stock (or depositary receipts representing a fractional interest in the Series C Preferred Stock) may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock and the Voting Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series C Preferred Stock and the Voting Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

(b)    So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, as amended, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series C Preferred Stock and the Voting Preferred Stock, at the time outstanding, acting as a single class regardless of series, at any meeting called for the purpose, shall be necessary for effecting or validating the following:

(i)    Any amendment, alteration or repeal of any of the provisions of this Exhibit B to the Charter, whether by way of merger, consolidation or otherwise, that materially adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Stock or the Voting Preferred Stock; provided, however, that the amendment of the provisions of the Charter so as to authorize or create, or to increase the authorized amount, of any Junior Stock or any shares of any class ranking on a parity with the Series C Preferred Stock or the Voting Preferred Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Stock, and provided, further, that if any such amendment, alteration or repeal would materially adversely affect any voting powers, rights or preferences of the Series C Preferred Stock or another series of Voting Preferred Stock that are not enjoyed by some or all of the other series which otherwise would be entitled to vote in accordance herewith, the affirmative vote of least 66 2/3% of the votes entitled to be cast by holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the shares of Series C Preferred Stock and the Voting Preferred Stock which otherwise would be entitled to vote in accordance herewith;

(i)Enter into a share exchange that affects the Series C Preferred Stock, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into the Company, unless in each such case, each share of Series C Preferred Stock remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for a share of preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption identical to those of a share of Series C Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series C Preferred Stock); or

(ii)The authorization, reclassification, or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series C Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company or in the payment of dividends.

For purposes of the foregoing provisions of this Section 9, each share of Series C Preferred Stock shall have one hundred (100) votes per share, each of which may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each share of the Series C Preferred Stock, the holder thereof may designate up to 100 proxies, with each proxy having the right to vote a whole number of votes (totaling 100 votes per share of Series C Preferred Stock). Except as otherwise required by applicable law or as set forth herein, the shares of Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

Section 10.    Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any shares of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

B-9